aj robbins pc
   Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Veridicom International, Inc. of our report dated February 11, 2005 relating to the financial statements of Veridicom International, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form SB-2.


                                                 /s/ AJ Robbins PC


Denver, Colorado
May 9, 2006


Columbine Place
216 16th Street, Suite 600
Denver, Colorado 80202
303 321 1281 > T 303 321 1288 > F
www.ajrobbins.com